Exhibit 99.1

POCO

PORT OF CALL ONLINE, INC. ANNOUNCES NAME AND TRADING SYMBOL CHANGE FROM "PORT OF CALL ONLINE, INC." (POCO) TO "PUREBASE CORPORATION" (PUBC)

Yuba City, CA – (January 12, 2015) – Port of Call Online, Inc. (OTCBB:POCO or the “Company”) is pleased to announce that pursuant to the recent reorganization and change in business focus, the Company has amended  the Articles of Incorporation of POCO and changed the name of the Company to PureBase Corporation .

Symbol Change

In conjunction with the Company’s new name FINRA assigned the Company the new trading symbol “PUBC” which will now denote the Company’s shares traded on the Over-The-Counter Bulletin Board (“OTCBB”) under its new name and stock ticker symbol.

Purpose of Name Change

Mr. A. Scott Dockter, Director and CEO of the Company states: “We feel the name Purebase accurately reflects the Company’s new business to develop and market natural resources. “Pure”, because it is pure from nature, it’s a natural resource found in the earth and “Base” because we are a foundational growth company”. “Purebase intends to develop and distribute natural resources which are more effective and environmentally friendly for use in both the industrial and agricultural segments”.

About Purebase

Purebase is a development stage company pursuing interests in the field of industrial minerals and natural resources. The Company plans to engage in the acquisition, development, mining and full-scale exploitation of industrial and natural mineral properties in the United States as its top priority. The Company’s business model will be to define and commercially develop world-class industrial and natural mineral deposits which can be mined, refined and sold to the industrial and agricultural market sectors.

Interested parties can access additional information about Purebase on the Company's web site located at http://www.Purebase.com, and in documents filed with the United States Securities and Exchange Commission, on their web site at http://www.sec.gov.

Safe Harbor

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of PureBase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete mineral resource mining and development. Additional factors that may cause actual results to differ from those anticipated are discussed throughout the Company’s Form 8-K filed December 24, 2014,  with the US Securities and Exchange Commission (“SEC”) and should be reviewed and considered carefully as well as the Company's other reports filed with the SEC which are available at http://www.sec.gov/ as well as the Company's web site at http://Purebase.com/.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact Information

Mr. A.  Scott Dockter
CEO | Director